EXHIBIT 23



               Consent of Deloitte & Touche, independent auditors


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                                   EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference, in the Registration Statements listed below of our report, dated November 25, 1997 appearing in this Annual Report on Form 10-K of MEDIQ Incorporated and subsidiaries for the year ended September 30, 1997.




         Registration Statement No. 33-13122 on Form S-8
         Registration Statement No. 33-11042 on Form S-8
         Registration Statement No. 33-59126 on Form S-3
         Registration Statement No. 33-61724 on Form S-2
         Registration Statement No. 33-16802 on Form S-8
         Registration Statement No. 33-5089  on Form S-2
         Registration Statement No. 33-47416 on Form S-8







DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
December 23, 1997